Exhibit 15.1

August 11, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 11, 2015 on our review of interim financial information of Varian Medical Systems, Inc. for the three and nine month periods ended July 3, 2015 and June 27, 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended July 3, 2015 is incorporated by reference in its Registration Statements on Form S‑8 (No. 333-188693, No. 333-168444, No. 333-168443, No. 333-146176, No. 333-130001, No. 333-152903, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, and No. 333-161307).

Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP